Exhibit 10.3

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS RIGHT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS RIGHT.
ASCENT SOLAR TECHNOLOGIES, INC.
RIGHT TO RECEIVE COMMON STOCK
Right No.: R-2
Date of Issuance: September 2015 (“Issuance Date”)
Date of Exchange: April 29, 2016 (the “Exchange Date”)
Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), hereby certifies that Seng Wei Seow, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to receive from the Company, upon exercise of this Right to Receive Common Stock (including any Rights to Receive Common Stock issued in exchange, transfer or replacement hereof, the “Right”), at any time or times on or after the date hereof (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), Twenty One Million Two Thousand Two Hundred (21,002,200) (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Right Shares”, and such number of Right Shares, the “Right Number”). Except as otherwise defined herein, capitalized terms in this Right shall have the meanings set forth in Section 17. This Right is one of the Rights to Receive Common Stock issued in exchange for one or more Secured Convertible Promissory Notes, dated September 2015 (the “Notes”), pursuant to that certain Exchange Agreement, dated as of the Exchange Date, by and between the Company and the Holder (the “Exchange Agreement”).
No consideration shall be required to be paid by the Holder to any Person to effect any exercise of this Right.

1.EXERCISE OF RIGHT.
(a)    Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Right may be exercised by the Holder on any day on or after the Initial Exercisability Date (an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Right. No consideration shall be required to be paid by the Holder to any Person to effect any exercise of this Right. The Holder shall not be required to deliver an ink-original of this Right or an Exercise Notice in order to effect an exercise hereunder, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice form be required. Execution and delivery of an Exercise Notice with respect to less than all of the Right Shares shall have the same effect as cancellation of the original of this Right and issuance of a new Right evidencing the right to receive the remaining number of Right Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Right Shares shall have the same effect as cancellation of the original of this Right after delivery of the Right Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. If this Right is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Right Shares represented by this Right submitted for exercise is greater than the number of Right Shares being acquired upon an exercise and upon surrender of this Right to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Right (in accordance with Section 7(d)) representing the right to receive the number of Right Shares issuable hereunder immediately prior to such exercise under this Right, less the number of Right Shares with respect to which this Right is exercised.
(b)    Fractional Shares; Taxes. No fractional shares of Common Stock are to be issued upon the exercise of this Right, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Right Shares upon exercise of this Right.
(c)    144 Status. For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the Subscription Date, it is intended that the Right Shares issued hereunder upon exercise of this Right, from time to time, shall be deemed to have been acquired by the Holder, and the holding period for the Right Shares shall be deemed to have commenced, as of the initial Issuance Date. The Company acknowledges and agrees that in accordance with Section 3(a)(9) of the 1933 Act, the Right Shares shall take on the characteristics of the Rights being exercised. The Company agrees not to take any position contrary to this Section 1(c).

(d)    Limitations on Exercises. The Company shall not effect the exercise of any portion of this Right, and the Holder shall not have the right to exercise any portion of this Right, pursuant to the terms and conditions of this Right and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Right with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Right beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(d)(i). For purposes of this Section 1(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Right without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(d)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Right Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such exercise is reduced, the “Reduction Shares”). For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Right, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Right results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Rights that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Right in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Right pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(d)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Right.
(e)    Reservation of Shares. Required Reserve Amount. So long as this Right remains outstanding, the Company shall at all times keep reserved for issuance under this Right a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Rights then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of Rights or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Rights based on number of shares of Common Stock issuable upon exercise of Rights held by each holder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Rights, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Rights shall be allocated to the remaining holders of Rights, pro rata based on the number of shares of Common Stock issuable upon exercise of the Rights then held by such holders (without regard to any limitations on exercise).
2.    ADJUSTMENT OF NUMBER OF RIGHT SHARES. The number of Right Shares issuable upon exercise of this Right are subject to adjustment from time to time as set forth in this Section 2.
(a)    Stock Dividends and Splits. If the Company, at any time on or after the Subscription Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise)

one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each case the number of Rights Shares issuable upon exercise of the Right shall be proportionately adjusted. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.
(b)    Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.
3.    NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws or other organizational documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Right, and will at all times in good faith carry out all the provisions of this Right and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Right.
4.    RIGHT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Right, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Right be construed to confer upon the Holder, solely in its capacity as the Holder of this Right, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Right Shares which it is then entitled to receive upon the due exercise of this Right. In addition, nothing contained in this Right shall be construed as imposing any liabilities on the Holder to acquire any securities (upon exercise of this Right or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
5.    REISSUANCE OF RIGHTS.
(a)    Transfer of Right. If this Right is to be transferred, the Holder shall surrender this Right to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Right (in accordance with Section 5(d), registered as the Holder may request, representing the right to receive the number of Right Shares being transferred by the Holder and, if less than the total number of Right Shares then underlying this Right is being transferred, a new Right (in accordance with Section 5(d)) to the Holder representing the right to receive the number of Right Shares not being transferred.
(b)    Lost, Stolen or Mutilated Right. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Right (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Right, the Company shall execute and deliver to the Holder a new Right (in accordance with Section 5(d)) representing the right to receive the Right Shares then underlying this Right.
(c)    Exchangeable for Multiple Rights. This Right is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Right or Rights (in accordance with Section 5(d)) representing in the aggregate the right to receive the number of Right Shares then underlying this Right, and each such new Right will represent the right to receive such portion of such Right Shares as is designated by the Holder at the time of such surrender; provided, however, no rights for fractional shares of Common Stock shall be given.
(d)    Issuance of New Rights. Whenever the Company is required to issue a new Right pursuant to the terms of this Right, such new Right (i) shall be of like tenor with this Right, (ii) shall represent, as indicated on the face of such new Right, the right to receive the Right Shares then underlying this Right (or in the case of a new Right being issued pursuant to Section 5(a) or Section 5(c), the Right Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Rights issued in connection with such issuance, does not exceed the number of Right Shares then underlying this Right), (iii) shall have an issuance date, as indicated on the face of such new Right which is the same as the Issuance Date, (iv) shall have an exchange date, as indicated on the face of such new Right which is the same as the Exchange Date and (v) shall have the same rights and conditions as this Right.
6.    NOTICES. Whenever notice is required to be given under this Right, unless otherwise provided herein, such notice shall be given at its last address as it shall appear upon the right register of the Company.
7.    AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Right (other than Section 1(d)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.
8.    SEVERABILITY. If any provision of this Right is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Right so long as this Right as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
9.    GOVERNING LAW. This Right shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Right shall be governed by, the internal laws of the State of Colorado.
10.    CONSTRUCTION; HEADINGS. This Right shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Right are for convenience of reference and shall not form part of, or affect the interpretation of, this Right.
11.    REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Right shall be cumulative and in addition to all other remedies available under this Right, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Right.
12.    TRANSFER. This Right may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(g) of the Securities Purchase Agreement (as defined in the Original Warrant).
13.    CERTAIN DEFINITIONS. For purposes of this Right, the following terms shall have the following meanings:
(a)    “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
(b)    “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
(c)     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d)     “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
(e)     “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(f)     “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.
(g)    “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.
(h)    “Expiration Date” means the date that is the fifth (5th) anniversary of the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.
(i)    “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.
(j)    “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(k)    “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.
(l)    “Principal Market” means the OTCQB Venture Market.
(m)     “SEC” means the United States Securities and Exchange Commission or the successor thereto.
(n)    “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.
[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Right to Receive Common Stock to be duly executed as of the Issuance Date set out above.
ASCENT SOLAR TECHNOLOGIES, INC.

By:	/s/ Victor Lee Name: Victor Lee Title: Chief Executive Officer

EXHIBIT A
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
RIGHT TO RECEIVE COMMON STOCK
ASCENT SOLAR TECHNOLOGIES, INC.
The undersigned holder hereby exercises the right to receive _________________ of the shares of Common Stock (“Right Shares”) of Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), evidenced by Right to Receive Common Stock No. _______ (the “Right”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Right.
The Company shall deliver to Holder, or its designee or agent as specified below, __________ Right Shares in accordance with the terms of the Right. Delivery shall be made to Holder, or for its benefit, as follows:
Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: _____________ __, Name of Registered Holder
By: Name: Title: Tax ID:____________________________ Facsimile:__________________________ E-mail Address:_____________________

EXHIBIT B
ACKNOWLEDGMENT
The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 201_, from the Company and acknowledged and agreed to by _______________.

ASCENT SOLAR TECHNOLOGIES, INC.

By:	Name: Title: